UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2016

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2016, the Board of Directors (the “Board”) of Amphenol Corporation (the “Company”) adopted an amendment and restatement of the Company’s by-laws (the “Third Amended and Restated By-Laws”) to implement proxy access. Article I, Section 9 has been added to permit a stockholder or group of up to 20 stockholders owning 3% or more of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director candidates constituting up to 20% of the Board elected by the holders of the Company’s common stock, provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Third Amended and Restated By-Laws.

The foregoing description of the Third Amended and Restated By-Laws is qualified in its entirety by reference to the text of the Third Amended and Restated By-Laws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Document Description
3.1	Third Amended and Restated By-Laws (as of March 21, 2016)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ R. Adam Norwitt
R. Adam Norwitt
President and Chief Executive Officer

Date: March 22, 2016